HITOX

                                 CORPORATION
                                  of America


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MAY 5, 2000


     The Annual Meeting of Shareholders of Hitox Corporation of America, a Delaware corporation, will be held at the Omni Marina Hotel, 707 N. Shoreline, Corpus Christi, Texas in the Marina View Room (Lobby Level), on Friday, May 5, 2000, at 9:00 a.m., local time, for the following purposes:

        1.   To elect a board of six (6) directors.

        2. To ratify the appointment of Ernst & Young LLP as independent auditors for 2000 by the Board of Directors.

        3. To approve an amendment to the Company's Certificate of Incorporation to change the name of the Company to Tor Minerals International, Inc.

        4. To approve the adoption of the 2000 Incentive Plan for Hitox Corporation of America.

        5. To transact such other business as may properly come before the meeting

     The Board of Directors has established the close of business on March 24, 2000, as the record date for determining shareholders entitled to notice of and to vote at the meeting.


                            BY ORDER OF THE BOARD OF DIRECTORS


                            Elizabeth K. Morgan, Secretary

March 31, 2000

                           YOUR VOTE IS IMPORTANT
                   Even if you plan to attend the meeting,
                   we urge you to mark, sign and date the
                    enclosed proxy and return it promptly
                          in the enclosed envelope.

                        HITOX CORPORATION OF AMERICA
                             722 Burleson Street
                            Post Office Box 2544
                         Corpus Christi, Texas 78403

                             -------------------
                               PROXY STATEMENT
                             -------------------

     This Proxy Statement and accompanying proxy is furnished by Hitox Corporation of America (hereinafter the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Stockholders to be held at 9:00 a.m. (local time) on May 5, 2000, at the Omni Marina Hotel, 707 N. Shoreline, Corpus Christi, Texas, and at any adjournment thereof. This Proxy Statement and the enclosed proxy were mailed on or about March 31, 2000.

     The Company will bear the cost of soliciting the proxies. In addition to being solicited by mail, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to the beneficial owner.

     Any proxy may be revoked at any time prior to its exercise by written notice to the Secretary of the Company or by submission of another proxy having a later date. No notice of revocation or later dated proxy, however, will be effective until received by the Company at or prior to the Annual Meeting. Mere attendance at the meeting will not of itself revoke the proxy. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the Annual Meeting or any adjournment thereof as specified therein by the person giving the proxy, but if no specification is made, the shares represented by the proxy will be voted in favor of the proposals shown thereon.

     Only stockholders of record at the close of business on March 24, 2000, (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. There were outstanding at the close of business on the Record Date 5,273,187 shares of the Company's Common Stock, each of which is entitled to vote in person or by proxy. The Common Stock is the only class of capital stock outstanding and entitled to vote at the Annual Meeting. The holders of a majority of the total shares of Common Stock issued and outstanding and entitled to vote at the meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the
Meeting. A quorum being present at the Annual Meeting, election of the director nominees requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Meeting, and approval of Proposals 2 and 4 requires the affirmative vote of at least a majority of the shares present, in person or by proxy, at the Meeting. Approval of Proposal 3, the proposal to amend the Company's Certificate of Incorporation to change the Company's name, requires the affirmative vote of at least a majority of the Company's issued and outstanding shares. Neither the Company's Certificate of Incorporation nor its By-Laws provide for cumulative voting rights. Abstentions and broker non-votes are each counted to determine the number of shares present at the meeting, and thus, are counted in establishing a quorum. Broker non-votes will not be counted in determining the number of shares voted for or against the proposed matters, and therefore, except in the case of Proposal 3, will not affect the outcome of the vote. Since Proposal 3, the charter amendment to change the Company's name, requires the approval of a majority of the Company's issued and outstanding shares, a broker non-vote will have the same effect as a "no" vote on that proposal. Abstentions on a particular item (other than the election of directors) will be counted as present and entitled to vote for purposes of any item on which the abstention is noted, thus having the effect of a "no" vote as to that
proposal.   With regard to the election of directors, votes may  be  cast  in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

     The Annual Report to Stockholders covering the Company's fiscal year ended December 31, 1999 including audited financial statements, is enclosed herewith, but does not form any part of the material for solicitation of proxies.

                           PRINCIPAL STOCKHOLDERS


     The following table sets forth information with respect to those persons known to the Company who, as of March 24, 2000, own or may be deemed to own beneficially more than five percent of the Common Stock of the Company.

       Name and Address of          Number of Shares         Percent
        Beneficial Owner           Beneficially Owned (1)   of Class
        ----------------           ----------------------   --------
Megamin Ventures Sdn Bhd               1,853,000      (2)     35.1%
41 Jalan Sultan Azlan Shah Utara
31400 Ipoh, Perak
Malaysia

The Clark Estates, Inc.                1,135,780      (3)     21.5%
One Rockefeller Plaza
31st Floor
New York, NY 10020

Paulson Ranch, Ltd.                     810,574       (4)     15.4%
3 Ocean Park Drive
Corpus Christi, TX 78404


                          (See following footnotes)

(l) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(2) Megamin Ventures Sdn Bhd is an investment holding corporation organized under the laws of Malaysia which provides management services. Mr. Christopher J. McGougan, a director of the Company, is the Executive Director of Megamin Ventures Sdn Bhd, has the right to vote 1,353,000 of these shares, and Mr. Si Boon Lim, a director nominee, has the right to vote 500,000 of these shares, however, they. disclaim such beneficial ownership.

(3) Information is based on a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") dated February 14, 2000 and other information provided by The Clark Estates, Inc. The Clark Estates, Inc. provides administrative and investment services to a number of Clark family accounts which beneficially own an aggregate of 1,135,780 shares, including Jane Forbes Clark who owns 450,102 shares and Anne L. Peretz who owns 439,325 shares. Kevin S. Moore, President of The Clark Estates, Inc., has been granted powers of attorney to exercise voting and investment power as to 1,135,780 shares. The Clark Estates, Inc. and Mr. Moore have shared voting and investment power as to 1,135,780 shares; Jane Forbes Clark has shared voting and investment power as to 450,102 shares; Anne L. Peretz has shared voting and investment power as to 439,325 shares.

(4) Information is based on a Schedule 13D filed with the SEC dated December 24, 1999 and other information provided by Paulson Ranch, Ltd. Paulson Ranch Management, L.L.C., a Texas limited liability company, is the general partner of Paulson Ranch Ltd. The members of Paulson Ranch Management, L. L. C. are Bernard A. Paulson and his wife. The principal business is investment in securities. Paulson Ranch, Ltd. owns 768,574 shares and disclaims beneficial ownership of the 42,000 shares held by Mr. Paulson and his wife. Mr. Paulson has sole voting power of the aggregate 810,574 shares.

                            ELECTION OF DIRECTORS


     The By-Laws of the Company provide that the Board of Directors shall consist of not more than seven (7). At the Annual Meeting, six (6) directors are to be elected to the Board of Directors, each to hold office until the 2001 Annual Meeting or until his successor is elected and qualifies. The persons named as proxies in the enclosed proxy card, who have been designated by the Board of Directors, unless otherwise instructed in such proxy, intend to vote the shares represented by the proxy for the election of the nominees listed in the table below for the office of director of the Company. The nominees have been proposed by the Board of Directors. If any such nominee should become unavailable for election, the persons named as proxies intend to vote for such substitute nominee as may be proposed by the Board of Directors, unless otherwise instructed in such proxy. No circumstances are now known, however, that would prevent any of the nominees from serving and the nominees have agreed to serve if elected.

     The information appearing below with respect to the business experience during the past five years of each nominee for director, directorships held and age has been furnished by each director as of February 11, 2000. All of the nominees, except Mr. Lim, are presently directors of the Company.

                                                                 Director
Name and Principal Occupation                               Age    Since
-----------------------------                               ---    -----

RICHARD L. BOWERS                                           57     1999
  Executive Vice President and Director
  of Marketing and Sales since June 1999.
  Director and Owner Environmental Analytics,
  Inc., a Houston, Texas based environmental services business.

W. CRAIG EPPERSON                                           57     1999
  Director, investor and/or consultant
  of several privatecompanies.

SI BOON LIM(1)                                              32     2000
  Non-Executive Director,
  Mega First Corporation Berhad.
  Executive Director, Rock Chemical Industries (M) Berhad
  Director of several private companies.

CHRISTOPHER J. McGOUGAN                                     54     1998
  Chairman of the Board since June 1999,
  Executive Director, Megamin Ventures Sdn Bhd.
  Director of several private companies.

THOMAS W. PAUKEN                                            56     1999
  President, TWP, Inc.
  A director of Tutogen Medical, Inc.

BERNARD A. PAULSON                                          71     1992
  President & Chief Executive Officer since June 1999.
  Chairman, The Automation Group, Inc.
  A director of Orion Refining Corporation.
  Retired President of Koch Refining Company with over
  50 years experience in the refining and petrochemical industries, includingKerr-McGee Corporation.

(1) Mr. Lim is recommended for election to the Company's Board of Directors pursuant to a Sales and Purchase Agreement executed March 3, 2000, with Megamin Ventures Sdn Bhd by the Company to purchase Malaysian Titanium Corporation ("MTC"), which provides that an additional representative of Megamin shall be elected to the Company's Board.

Recent Change in Control
------------------------

     On March 23, 1999, Mr. Bernard Paulson, at that time the Acting Chief Executive Officer, made a tender offer to purchase 1,000,000 shares of the Company's stock at $2.50 per share. On March 26, 1999, Mr. Paulson volunteered to temporarily step aside as Acting Chief Executive Officer. The presiding Board requested William B. Hayes, then the Chairman, assume the CEO responsibilities in the interim.

     On  May  28,  1999,  Bernard Paulson, Paulson Ranch,  Ltd.  and  Paulson
Acquisition LLC, ("Paulson Acquisition"), Megamin Ventures Sdn Bhd, a Malaysian company ("Megamin"), Founders Equity Securities, Inc., Leon S. Loeb and Richard L. Bowers, who collectively held in excess of 50% of the common stock of the Company, delivered a written demand and consent to the Company for the removal of Robert J. Cresci, William B. Hayes, and Michael A.
Nicolais as directors of the Company and appointed Richard L. Bowers, W. Craig Epperson and Thomas W. Pauken to serve as directors of the Company in addition to Christopher McGougan, Kevin S. Moore and Bernard Paulson. Mr. Moore tendered his resignation on June 1, 1999. Mr. Moore has voting control over approximately 21.5% of the Company's issued and outstanding stock.

     The parties delivering the written demand and consent had the following beneficial ownership interest in the Company's issued and outstanding shares on May 28, 1999:

                                    Number of      Percentage of issued
                                  Shares owned    and outstanding shares
                                  ------------    ----------------------

Megamin Ventures Sdn Bhd            1,353,000             28.95
Bernard A. Paulson                    810,574             17.35
Leon S. Loeb                          144,600              3.09
Richard L. Bowers                     67,400               1.44
Founders Equity Securities Inc.       21,000               0.45

     The change of control occurred through the change in the composition of the Board on May 28, 1999. Prior to that date, the above parties acquired shares of the Company as set forth below in accordance with various Schedule 13D filings.

     Mr. Paulson, through entities he controls, in April 1999 purchased 195,074 shares for $2.50 per share via the tender offer referred to above. Total consideration was $487,685. Mr. Paulson used working capital of

Paulson Acquisition to fund the purchase. Mr. Paulson had purchased 42,000 shares on the open market prior to 1999, which brought his total beneficial ownership on April 19, 1999 to 233,074 shares. Subsequent to the tender offer, Mr. Paulson, through entities he controls, purchased an additional 573,500 shares on the open market. The average price per share of those purchases was $2.97, for total consideration of $1,703,639. The shares were purchased using working capital of Paulson Acquisition and Paulson Ranch, Ltd. As of May 28, 1999, Mr. Paulson was the beneficial owner of 810,574 shares representing 17.35% of the company's issued and outstanding shares.

  Mr. Loeb purchased 91,600 shares on the open market from March 31, 1999 through May 10, 1999 at an average price of $2.82 for total consideration of $258,310. Mr. Loeb used personal funds for the purchase. Prior to that purchase, he owned 53,000 shares, bringing his total beneficial ownership to 144,600 shares or 3.09% of the Company's issued and outstanding shares on May 28, 1999.

  Mr. Bowers purchased 3,000 shares on the open market from May 6, 1999 through May 10, 1999 at an average price of $2.59 for total consideration of $7,760. Mr. Bowers used personal funds for the purchase. Prior to that, he owned 64,400 shares bringing his total beneficial ownership to 67,400 shares, or 1.44% of the Company's issued and outstanding shares on May 28, 1999. Founders Equity purchased 21,000 shares from April 30, 1999 through May 3, 1999, at an average price of $2.94 for total consideration of $61,740. Founders Equity used working capital for the purchase. The purchase resulted in beneficial ownership of 0.45% of the Company's issued and outstanding shares on May 28, 1999.

  Megamin Ventures Sdn Bhd had no transactions in the Company's shares in 1999. Mr. McGougan, who represents Megamin on the Company's Board, owned 5,000 shares or less than 1% of the Company's issued and outstanding shares on May 28, 1999.

Directors' Attendance
---------------------

     During the year ended December 31, 1999, there were ten meetings of the Board of Directors of the Company. No incumbent director attended fewer than 100% of the aggregate of all meetings of the Board and of the Committees of the Board on which such director served.

Directors' Compensation
-----------------------

     Non-employee members of the Board of Directors are compensated by the Company for board meetings attended in the amount of $1,000, and a quarterly retainer of $1,500 with the chairman receiving an additional $500 per quarter. All directors are reimbursed for their reasonable travel expenses incurred in attending meetings of the Board or any Committee or otherwise in connection with their service as a director. Additionally, compensation of $500 is paid to the non-employee directors for each committee meeting attended.

     The Company's 1990 Incentive Plan (the "1990 Plan"), approved at the May 18, 1990 Annual Meeting of Shareholders, provides that each non-employee director of the Company on the first business date after each Annual Meeting of Shareholders of the Company, beginning with the 1990 Annual Meeting of Shareholders, will automatically be granted a non-qualified option for 2,500 shares of Common Stock under the 1990 Plan. Each option so granted to a non-employee director will have an exercise price per share equal to the fair market value of the common stock on the date of grant of such option. Each such option will be fully exercisable at the date of grant and will expire upon the tenth anniversary of the date of grant. On May 19, 1999, Messrs. Cresci, Hayes, McGougan, Moore, Nicolais and Paulson were each granted options to purchase 2,500 shares at the per share exercise price of $2.921 and on June 1, 1999, Messrs. Epperson and Pauken were each granted options to purchase 2,500 shares at the per share exercise price of $2.875, none of which were exercised during fiscal 1999.

     On September 21, 1999, Messrs. Epperson, McGougan and Pauken were each granted options to purchase 25,000 non-qualified options at the per share price of $2.125, none of which were exercised in 1999.

     On October 30, 1997, and until the selection of a new President and Chief Executive Officer, the Board of Directors appointed Bernard A. Paulson, Director, as Acting Chief Executive Officer with compensation of $4,000 per month and $1,000 per day for negotiation of special projects. Additionally, the Board of Directors retained William B. Hayes, Chairman, as consultant with compensation of $500.00 for each day of consultation. During fiscal year 1999, the Company paid consulting fees to Mr. Paulson and Mr. Hayes in the amount of $12,000 and $14,375 respectively.

     Employee directors receive no additional compensation for service on the Board of Directors or on Committees of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

     Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 3l, 1999, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

Audit Committee
---------------

     The Audit Committee held one meeting in conjunction with the full board during the Company's fiscal year ended December 31, 1999. The Audit Committee reviews the professional services provided by the Company's independent auditors and the independence of such auditors from management of the Company. The Committee also reviews the scope of the examination of the financial statements by the independent auditors, the annual financial statements of the Company and such other matters with respect to accounting, auditing, and financial reporting practices and procedures of the Company. The Committee is composed of three outside Directors of the Company: Messrs. Epperson (Chairman), McGougan and Pauken.

Compensation and Incentive Plan Committee
-----------------------------------------

     The Compensation and Incentive Plan Committee (the "Committee") is composed entirely of disinterested non-employee directors consisting of Messrs. Epperson and Pauken (Chairman). The Committee met twice in 1999.

     The Committee formulates and presents to the Board of Directors recommendations as to the base salaries for all officers of the Company. The Committee specifically reviews, approves, and establishes the compensation for the President and Chief Executive Officer. The Committee is authorized to select persons to receive awards under the Company's 1990 Plan, to determine the terms and provisions of the awards, if any, the amount of the awards, and otherwise administer the Company's 1990 Plan and the proposed 2000 Plan to the full extent provided in such Plans.

                             EXECUTIVE COMPENSATION


     The   following   table  sets  forth   information
concerning cash compensation paid by the Company to the President and Chief Executive Officer, the Executive
Vice President, and the Senior Vice President:

                           Summary Compensation Table
                           --------------------------
                                                                  Long Term
Name and                                                         Compensation      All Other
Principal Position        Year     Salary($)       Bonus($)    Options/SARs(#)  Compensation($)
------------------        ----  ---------------  ------------  ---------------  ---------------

Bernard A. Paulson(1)     1999    44,307         102,500  (3)    20,500  (2&4)
President & CEO           1998    50,000    (2)                   2,500  (3)      13,500  (4)
Acting CEO                1997    10,000    (2)                   2,500  (3)      10,500  (4)

Richard L. Bowers         1999    60,923                         50,000  (5)       -0-
Executive Vice President

Kelso C. Brooks, Jr.      1999   102,206                                           5,733  (6)
Senior Vice President     1998    96,923          17,945  (7)    30,000  (8)       3,130  (6)
                          1997    95,485          14,162  (9)

(1)   Mr. Paulson became President & Chief Executive Officer on June 1, 1999.
(2)   Consulting compensation.  See "Directors' Compensation."
(3) In July 1999, Mr. Paulson was granted 100,000 options at an exercise price of $2.250 exercisable over five years at 20,000 options per year, and 2,500 automatic options which are granted annually to non-employee directors.
(4)   Board of Director and Committee Meeting fees.
(5) In July 1999, Mr. Bowers was granted 50,000 options at an exercise price of $2.250 exercisable over five years at 10,000 options per year.
(6)   Profit sharing and company match.
(7)   Earned in fiscal year; $17,945 deferred to 1999; $3,130 profit sharing.
(8) In March 1998, Mr. Brooks was granted 30,000 options under the 1990 Plan at an exercise price of $1.531 exercisable over five years at 6,000 options per year.
(9)   $10,000 promotion bonus; $4,162 year-end bonus.


The following table sets forth information concerning options granted the President and Chief Executive Officer, and Executive Vice President of the Company in 1999. No SARs were granted.


                    Option/SAR Grants in Last Fiscal Year
                    -------------------------------------

                     Number of     % of Total
                     Securities    Options/SARs
                     Underlying    Granted to    Exercise or
                     Options/SARs  Employees in  base price   Expiration
        Name         Granted (#)   Fiscal Year   ($/Share)       Date
        ----         -----------   -----------   -----------  ----------

Bernard A. Paulson      100,000        8.2          $2.250     07/01/09
                          2,500        <1           $2.291     05/19/09
Richard L. Bowers        50,000        4.1          $2.250     07/01/09

             Aggregated Option/SAR Exercises in Last Fiscal Year
                        and FY-End Option/SAR Values
                        ----------------------------

                                           Number of
                                           Securities         Value of
                                           Underlying       Unexercised
                        Shares             Unexercised       In-the-Money
                       Acquired            Options/SARs     Options/ SARs at
                          or      Value   at FY- End (#)       FY-End ($)
                      Exercised  Realized   Exercisable/      Exercisable/
         Name            (#)       ($)    Unexercisable      Unexercisable
         ----          -------   -------  -------------   -------------------

Bernard A. Paulson       0         0     20,000/100,000   (7,500)/(37,500)(1)
Richard L. Bowers        0         0     10,000/40,000    (3,750)/(15,000)(1)
Kelso C. Brooks, Jr.     0         0     12,000/18,000      4,128/6,192 (2)

(1) Value is stated based on the closing price of $1.875 per share of the Company's Common Stock on Nasdaq SmallCap Market on December 31, 1999, with exercise of $2.250.
(2) Value is stated based on the closing price of $1.875 per share of the Company's Common Stock on Nasdaq SmallCap Market on December 31, 1999, less exercise of $1.531.

Security Ownership of Management
--------------------------------

     The following table sets forth the number of shares of the Company's Common Stock beneficially owned by each director and nominee for director and all directors and executive officers of the Company as a group as of March 24, 2000.

                                                  Amount
                                               Beneficially      Percent
     Name of Individual or Group                Owned (1)        of Class
     ---------------------------              --------------     --------

     Richard L. Bowers                           77,400  (2)         <1%
     W. Craig Epperson                           37,500  (3)         <1%
     Si Boon Lim                                500,000  (4)        9.5%
     Christopher J. McGougan                  1,393,000  (5)       26.3%
     Thomas W. Pauken                            33,150  (6)         <1%
     Bernard A. Paulson                         850,574  (7)       16.0%
     All directors and executive officers
        as a group (9 persons)                2,954,624  (8)       54.2%

(1) Unless otherwise indicated, each person has sole voting and investment power over the shares indicated.

(2) Includes options to acquire 10,000 shares that are subject to stock options exercisable at or within sixty days of the Record Date.
(3) Includes options to acquire 27,500 shares that are subject to stock options exercisable at or within sixty days of the Record Date.
(4)  Shares held by Megamin of which Mr. Lim has the right to vote.
(5) Includes options to acquire 30,000 shares that are subject to stock options exercisable at or within sixty days of the Record Date, 1,353,000 shares held by Megamin, of which Mr. McGougan has the right to vote, and 10,000 shares held jointly by Mr. McGougan and his spouse.
(6) Includes options to acquire 27,500 shares that are subject to stock options exercisable at or within sixty days of the Record Date, and 2,200 shares held by Mrs. Pauken.
(7) Includes 40,000 shares that are subject to stock options exercisable at or within sixty days of the Record Date, and 42,000 shares held jointly by Mr. Paulson and his spouse.
(8) Includes 175,000 shares which officers and directors as a group have the right to acquire pursuant to stock options



                            CERTAIN TRANSACTIONS

     On July 1, 1999, the Company consummated an agreement to acquire and cancel outstanding warrants to purchase 1,111,111 shares of the Company's common stock held by Pecks Management Partners, Inc. in exchange for 100,000 shares of its common stock. The Agreement eliminates securities that, if converted, would have represented ownership of approximately 19% of the Company's issued and outstanding shares.

     On January 4, 2000, the Company announced its intent to purchase up to 100% of MTC, the sole supplier of its raw material for manufacturing its core product HITOX (Registered Trademark), from Megamin, which prior to completing the transaction held 28.3% of the Company's outstanding shares, subject to the completion of a due diligence review, receipt of a fairness opinion and required regulatory and governmental approvals. On March 3, 2000, the Company completed this cash and stock transaction for $5,150,000. As part of the purchase price, the Company issued Megamin 500,000 shares of Common Stock at $2.75 per share and paid $3,775,000 in cash. Messrs. Si Boon Lim and Christopher J. McGougan, Executive Director of Megamin, represent Megamin as directors on the Company's board. During 1995, 1996, 1997, 1998 and 1999 the Company paid MTC $2,964,000, $4,266,250, $4,077,400, $4,375,753 and
$3,795,166 respectively, for the purchase of raw materials (principally synthetic rutile), under a supply contract that expired in December 1999. The Company negotiated a new supply contract with MTC prior to the expiration of the original one.

                       RATIFICATION OF APPOINTMENT OF
                   INDEPENDENT PUBLIC ACCOUNTANTS FOR THE
                        YEAR ENDING DECEMBER 31, 2000


     Upon the recommendation of the Audit Committee, the Board of Directors has approved the retention of Ernst & Young LLP, certified public accountants, to serve as independent auditors to audit the accounts of the Company for the year ending December 31, 2000, subject to ratification of such approval by the Company's stockholders. Ernst & Young LLP served as independent auditors for the Company for the year ended December 31, 1999. Representatives will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.


             PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION

     The Board of Directors has approved and recommends to the stockholders the proposed amendment to the Company's Certificate of Incorporation to change the name of the Company to Tor Minerals International, Inc. If the stockholders approve this proposal, Article (First) of the Company's Certificate of Incorporation will be amended to read in its entirety as follows:

  "First:  The name of the Corporation is Tor Minerals International, Inc."

     THE  BOARD  OF  DIRECTORS  RECOMMENDS THAT  STOCKHOLDERS  VOTE  FOR  THE
ADOPTION   OF  THE  PROPOSED  AMENDMENT  TO  THE  COMPANY'S  CERTIFICATE   OF
INCORPORATION.


                 PROPOSAL TO APPROVE THE 2000 INCENTIVE PLAN

     The Board of Directors of the Company believes that it is desirable to make use of stock-based incentives in order to attract and retain qualified and competent employees and directors, and on February 21, 2000 approved the adoption of the 2000 Incentive Plan for Hitox Corporation of America (the "2000 Plan"). To further align their interests with those of stockholders generally, the 2000 Plan includes provisions for the automatic granting of stock options to non-employee directors.

     The following description of the 2000 Plan is qualified in its entirety by reference to the full text of the 2000 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

General
-------

     The purpose of the 2000 Plan is to advance the interests of the Company and its stockholders by providing an additional incentive to enable the Company and its subsidiaries to attract and retain qualified and competent employees and directors, upon whose efforts and judgment the Company's success is largely dependent. To this end, the 2000 Plan provides a means for providing for or increasing the Company's employees and directors' proprietary interests in the Company, thereby achieving a greater commonality of interest with other stockholders and providing an additional incentive to employees and directors to achieve the Company's plans and objectives. Any employee who is regularly employed full-time by the Company or its subsidiaries and the Company's directors will be eligible for selection to receive an award under the 2000 Plan; in addition, non-employee directors will automatically receive stock options under the 2000 Plan. As of the date of this Proxy Statement, approximately 70 persons will be eligible to participate in the 2000 Plan. The maximum number of shares of the Company's Common Stock that may be sold or issued under the 2000 Plan is 750,000 subject to certain adjustments upon recapitalization, stock splits and combinations, merger, stock dividend and similar events.

     The Board believes adoption of the 2000 Plan is particularly appropriate because the 1990 Plan expired in February 2000, and no future grants can thereafter be made under the 1990 Plan. Implementation and adoption of the 2000 Plan provides for a coordination of the compensation approach enabled by the 1990 Plan.

     The 2000 Plan will be administered by the Incentive Plan Committee. The Incentive Plan Committee will consist of two or more members of the Board, each of whom is a non-employee director. Subject to the provisions of the 2000 Plan, the Incentive Plan Committee will have full and final authority to select, from among the persons eligible to participate in the 2000 Plan, the persons to whom awards will be granted thereunder, to grant such awards, to determine the terms and provisions of such awards, to impose conditions and requirements of such awards, to grant additional discretionary options to persons to whom awards have been granted thereunder and to determine the number of shares to be sold or issued pursuant thereto.

     In granting awards, the Incentive Plan Committee will take into consideration the contribution the eligible persons have made or may be reasonably expected to make to the success of the Company and such other factors as the Incentive Plan Committee shall determine. The Incentive Plan Committee will have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Incentive Plan Committee may, from time to time in granting awards under the 2000 Plan, prescribe terms and conditions concerning the award as it deems appropriate, such as relating an award to the achievement of specific goals established by the Incentive Plan Committee or to the continued employment of a recipient of an award.

Plan Awards
-----------

     The 2000 Plan will authorize the Incentive Plan Committee to confer a benefit upon a person eligible to participate therein generally based upon the Company's Common Stock. In general, awards to eligible persons under the 2000 Plan are not restricted to any specified form or structure. They may include stock options, stock appreciation rights (giving the holder the right to receive upon exercise a cash payment in an amount equal to the difference between the fair market value of a share of Common Stock on the date of exercise and the exercise price), limited stock appreciation rights (giving the holder the right to receive upon exercise a cash payment in an amount equal to the difference in the per share price paid in an applicable tender offer or exchange offer for the Company and the exercise price per share), restricted stock, performance shares and awards (generally granting stock and non-stock based compensation contingent upon the Company's achievement of financial performance goals established by the Incentive Plan Committee). An award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative. Some permissible features of awards to eligible persons under the 2000 Plan are:

     1. An award may provide for the satisfaction of the recipient's option price, or tax withholding obligation, or both, by the reservation or retention by the Company of some of the shares to which the recipient would otherwise be entitled or by the recipient's delivery of previously owned shares, although the Incentive Plan Committee may require that such payment be made in cash.

     2. Any stock option granted under the 2000 Plan may be a tax-benefited incentive stock option, or it may be a non-qualified stock option which is not tax-benefited (see "Tax Treatment," below).

     3. The 2000 Plan affords broad discretion to the Incentive Plan Committee to establish the times that awards become exercisable, vest and/or restrictions imposed thereon lapse, and broad discretion to accelerate these dates. The Incentive Plan Committee may not grant any person an option on more than an aggregate of 100,000 shares.

     4. No award will be transferable other than, following the recipient's death, by will or the laws of descent and distribution.

     The 2000 Plan also provides for the automatic acceleration of the vesting schedules of awards granted under the 2000 Plan and the automatic termination of conditions and restrictions relating to awards granted under the 2000 Plan in the event of a Change in Control or a Potential Change in Control, which generally mean a merger, consolidation, reorganization, liquidation or dissolution of the Company, the sale of all or substantially all of the assets of the Company, or any transaction or series of transactions within a 60-day period or occurring pursuant to a plan, which has the effect of the stockholders of the Company ceasing to own 51% of the Common Stock of the Company or its successor. The amount of the award that will be accelerated is limited to the portion which can be accelerated without causing the holder to have an "excess parachute payment" as determined under the Internal Revenue Code of 1986.

Plan Duration
-------------

     The 2000 Plan became effective upon its adoption by the Board of Directors on February 21, 2000, but no awards will be granted thereunder until the 2000 Plan has been approved by the Company's stockholders by majority vote of the shares of Common Stock present at the Annual Meeting. Awards may not be granted under the 2000 Plan after the tenth anniversary of the adoption of the 2000 Plan, February 21, 2010.

Amendments
----------

     The Board of Directors, or the Incentive Plan Committee (subject to the prior written authorization of the Board of Directors), may from time to time amend the 2000 Plan or any award granted thereunder; provided, however, that (except in certain permitted circumstances where the Incentive Plan Committee believes an adjustment is appropriate by reason of a corporate transaction involving the Company) no such amendment may, without approval by the stockholders of the Company, (a) increase the number of shares covered by the 2000 Plan or change the class of persons eligible to participate in the 2000 Plan, (b) permit the granting of awards which expire beyond ten years from the date of the grant, or (c) extend the termination date of the 2000 Plan; and provided, further, that no amendment or suspension of the 2000 Plan or any award issued thereunder shall, except as specifically permitted in any award, substantially impair any award previously granted to any recipient without his or her consent, except the Incentive Plan Committee may accelerate the date on which all or a portion of an otherwise unexercisable option may be exercised.

Non-Employee Directors' Options
-------------------------------

     To further align the interests of the non-employee directors of the Company with those of the Company's stockholders, in addition to discretionary grants which the Incentive Plan Committee may make to eligible persons, including the Company's Directors, the 2000 Plan provides that each director of the Company who is not an employee of the Company or any of its subsidiaries on the first business date after each annual meeting of stockholders of the Company, beginning with the 2000 annual meeting of stockholders, will automatically be granted an option for 2,500 shares of Common Stock under the 2000 Plan. In addition, the 2000 Plan provides that each director who first becomes a non-employee director on a date other than that of an annual meeting of stockholders of the Company shall on such date automatically be granted a fully exercisable option for 2,500 shares of Common Stock under the 2000 Plan (except that if there remains fewer than four calendar quarters between the date of such election and the scheduled date of the next annual meeting of stockholders of the Company, the number of shares covered by the option will be proportionately reduced based on the number of remaining calendar quarters). In addition, the Incentive Plan Committee may grant additional options to non-employee directors. Generally, the terms and conditions of such discretionary options will be the same as are described for employees. The remainder of this discussion of Non-Employee Director Options relates to the automatically granted options.

     Each option granted to a non-employee director will have an exercise price per share equal to the greater of (a) the fair market value of one share of common stock on the date of grant of such option, or (b) the par value of such share. Each such option will be fully exercisable at the date of grant and will expire upon the tenth anniversary of the date of grant.

     If the optionee ceases to be a non-employee director, the unexercised portion of the option shall terminate thirty days after the date of cessation as a non-employee director other than cessation by reason of disability, death or for cause, but no later than the termination date of the option. Should such an optionee die during this thirty day period, the option may be exercised for a period of up to six months after his death, but not later than the termination date of the option.

     If  the  optionee ceases to be a non-employee director  because  of  his disability (as defined in the 2000 Plan), the unexercised portion of the option will terminate on the earlier of one year from his ceasing to be a non-
employee  director  or  the  termination date of  the  option.   Should  such
optionee die during this period, the option will remain exercisable for up to six months from his death, but not later than the termination date of the
option.   If  such optionee ceases to be a non-employee director due  to  his death while serving as a non-employee director, the unexercised portion of the option will terminate within one year of his death, but no later than the termination date of the option. If such optionee ceases to be a non-employee director for cause (which is generally defined in the 2000 Plan as willful misconduct or gross negligence, as determined by the Incentive Plan Committee
in   its  sole  discretion),  the  unexercised  portion  of  an  option  will immediately terminate.

     Payment of the exercise price of any option automatically granted to non-employee directors under the 2000 Plan may be made in cash, by delivery of previously owned shares of Company Common Stock or by instructing the Incentive Plan Committee to withhold some of the shares issuable under the option, concurrently with the exercise of the option.

     Any option granted to non-employee directors under the 2000 Plan will be nontransferable by the optionee other than by will or the laws of descent and distribution, and will be exercisable during the optionee's lifetime only by the optionee or his or her guardian or legal representative.

     The options so granted to the non-employee directors will not qualify for treatment as incentive stock options. See "Tax Treatment," below.

     The non-employee directors of the Company who are entitled to receive options pursuant to the automatic grant feature of the 2000 Plan will each receive an option for 2,500 shares of Common Stock on the first business day after the date of the 2000 Annual Meeting if the 2000 Plan is approved by stockholders.

Tax Treatment
-------------

     The following is a brief description of the federal income tax treatment which will generally apply to awards made under the 2000 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of any such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted or unrestricted stock, an award which is payable in cash, or otherwise.

     Options may be granted to employees of the Company pursuant to the 2000 Plan which are intended to qualify as incentive stock options under the provisions of Section 422A of the Internal Revenue Code (the "Code") ("Incentive Options"). Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an Incentive Option. However, if the optionee sells the shares acquired upon exercise of an Incentive Option at any time within (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such Incentive Option or (b) two years after the date of grant of such Incentive Option, then the Optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price or the fair market value on the date of exercise over the exercise price of such Incentive Option and the Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by such optionee.

     The grant of an option which does not qualify for treatment as an Incentive Option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount.

     Awards to employees under the 2000 Plan may also include stock sales or other grants of stock. Stock issued pursuant to these awards may be subject to certain restrictions. Generally, the sale or grant of stock will be a taxable event if such stock is not subject to a substantial risk of forfeiture and is freely transferable for purposes of Code Section 83. In that case, the recipient will recognize ordinary income and the Company will be entitled to a deduction equal to the difference between the fair market value of such stock on the date of grant and the amount paid, if any, for such stock. Persons who are subject to Section 16(b)of the Securities Exchange Act of 1934 and do not make an election under Code Section 83(b) to recognize income on the date the stock is issued will recognize income at the expiration of the six month period based on the fair market value of the stock at that time. Stock which is subject to restrictions that constitute a substantial risk of forfeiture or which is not transferable within the meaning of Section 83 of the Code will give rise to taxable ordinary income (and a deduction to the Company) when the restrictions lapse or the stock becomes transferable, unless the recipient elects under Code Section 83(b) to recognize income as of the date of transfer. The amount of taxable income recognized at the time the restrictions lapse or the stock becomes transferable will be the excess of the fair market value of the stock (determined as of the date the restrictions lapse) over the amount, if any, paid for such stock.

     Under the terms of the 2000 Plan, awards may be granted to employees that are payable in cash. Generally, a participant will recognize ordinary income and the Company will be entitled to a deduction with respect to such cash awards when such participant actually or constructively receives the cash.

     Awards may be granted to employees under the 2000 Plan which do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, the Company will be required to withhold applicable taxes with respect to any ordinary income recognized by an employee in connection with awards made under the 2000 Plan.

     The terms of the agreements pursuant to which specific awards are made to eligible persons under the 2000 Plan will provide for accelerated vesting of an award in connection with a change in ownership or control of the Company. In that event, certain amounts with respect to such awards may be characterized as "parachute payments" under Section 280G of the Code. Pursuant to these provisions, an employee will be subject to a 20% excise tax on any "excess parachute payment" and the Company will be denied any deduction with respect to such excess parachute payment. The 2000 Plan specifically provides that the portion of an award which is accelerated is limited to an amount which can be accelerated without causing the employee to receive an excess parachute payment. Finally, it is the present intention that the 2000 Plan be operated in a manner which satisfies Section 162(m) of the Code, so that the income of the recipient allocable to an Award will be fully deductible.

Other Effects of the Plan
-------------------------

     Under current accounting principles, if an option is granted under the 2000 Plan with an exercise price that is less than the fair market value of the optioned shares on the date of grant, then there will be a charge against the income of the Company in order to reflect compensation expense. A similar result would obtain in the case of the award of restricted stock.

     Upon the grant of other types of awards, especially those requiring the Company to make cash payments, such as an SAR, the Company will be required to recognize the initial cash obligation, and any subsequent increases or decreases in such cash obligation, as an expense, or income, of the Company for financial purposes. Thus, awards under the 2000 Plan may result in a reduction of the Company's earnings per share.

Board Recommendation
--------------------

     The 2000 Plan provides for the grant of an incentive stock option, and therefore requires shareholder approval.

     The present directors of the Company have an interest in the approval of the 2000 Plan since they are eligible to receive awards under the 2000 Plan, which in the case of the non-employee directors includes the automatic grants of stock options discussed above. However, the Board of Directors believes that it is in the best interest of the Company and its stockholders to adopt the 2000 Plan in order to help attract and retain qualified and competent employees and directors and further to align the interests of the employees and non-employee directors with those of the Company's stockholders generally. A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal.

     As of the Record Date, the present directors, who may be deemed to own approximately 52.3% of the issued and outstanding shares of Common Stock, are expected to vote in favor of the 2000 Plan.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2000 INCENTIVE PLAN.


                    DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next Annual Meeting to be held in May, 2001 must be received by the Secretary of the Company at its principal executive offices at 722 Burleson Street (P. O. Box
2544), Corpus Christi, TX 78403 for inclusion in the proxy statement and form of proxy relating to that meeting no later than December 1, 2000.

                               OTHER BUSINESS

     The  Board  knows of no other business to be brought before  the  Annual
Meeting. If, however, other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless directed in the proxy to do otherwise.

                                                                   APPENDIX A


                             2000 INCENTIVE PLAN

                                     FOR

                        HITOX CORPORATION OF AMERICA

                                FEBRUARY 2000

                              TABLE OF CONTENTS


    1.        Purpose                                                    26
    2.        Definitions                                                26
     (a)          "Affiliate"                                            26
     (b)          "Applicable Laws"                                      26
     (c)          "Award"                                                26
     (d)          "Available Shares"                                     26
     (e)          "Board"                                                26
     (f)          "Cause"                                                26
     (g)          "Change in Control"                                    26
     (h)          "Change in Control Price"                              27
     (i)          "Code"                                                 27
     (j)          "Committee"                                            28
     (k)          "Common Stock"                                         28
     (l)          "Company"                                              28
     (m)          "Date of Grant"                                        28
     (n)          "Date of Hire"                                         28
     (o)          "Director"                                             28
     (p)          "Disability"                                           28
     (q)          "Effective Date"                                       28
     (r)          "Eligible Person"                                      28
     (s)          "Fair Market Value"                                    28
     (t)          "Holder"                                               29
     (u)          "Incentive Stock Option"                               29
     (v)          "Limited SAR"                                          29
     (w)          "Non-qualified Stock Option"                           29
     (x)          "Option"                                               29
     (y)          "Option Price"                                         29
     (z)          "Outside Director"                                     29
     (aa)         "Outside Director Option"                              29
     (bb)         "Parent"                                               29
     (cc)         "Performance Award"                                    29
     (dd)         "Performance Period"                                   29
     (ee)         "Plan"                                                 29
     (ff)         "Plan Year"                                            30
     (gg)         "Potential Change In Control"                          30
     (hh)         "Restriction(s)" "Restricted"                          30
     (ii)         "Restricted Period"                                    30
     (jj)         "Restricted Shares"                                    30
     (kk)         "Restricted Share Award"                               30
     (ll)         "Restricted Share Distributions"                       30
     (nn)          "Section 162(m) Maximum"                              30
     (oo)         "Share(s)"                                             30
     (qq)         "Subsidiary"                                           30
     (rr)         "Separation"                                           31
     (ss)         "1933 Act"                                             31
     (tt)         "1934 Act"                                             31
     (uu)         "Vested"                                               31

    3.        Available Shares                                           31
    4.        Conditions for Grant of Awards                             31
    5.        Grant of Options                                           32
    6.        Option Price                                               33
    7.        Exercise of Options                                        34
    8.        Exercisability of Options                                  34
    9.        Termination of Option Period and Award                     34
   10.        Acceleration                                               35
   11.        Restricted Share Awards                                    36
   12.        Performance Awards                                         37
   13.        Automatic Options Granted to Outside Directors             38
   14.        Adjustment of Available Shares                             38
   15.        Transferability of Awards                                  40
   16.        Issuance of Shares                                         40
   17.        Administration of the Plan                                 41
   18.        Government Regulations                                     42
   19.        Tax Withholding                                            42
   20.        Stock Appreciation Rights and Limited                      43
                 Stock Appreciation Rights
   21.        Dividend Equivalent Rights.                                46
   22.        Section 83(b) Election                                     46
   23.        Interpretation                                             46
   24.        Amendment and Discontinuation of the Plan                  47
   25.        Effective Date and Termination Date                        47

                             2000 INCENTIVE PLAN
                                     FOR
                        HITOX CORPORATION OF AMERICA


     1. Purpose: The purpose of this Plan is to advance the interests of Hitox Corporation of America and increase shareholder value by providing additional incentives to attract, retain and motivate those qualified and competent employees and Directors upon whose efforts and judgment its success is largely dependent.

     2.   Definitions:   As used herein, the following terms  shall  have the
meaning indicated:

     (a) "Affiliate" means any corporation, partnership or other entity in which the Company, directly or indirectly, owns a fifty percent (50%) or greater interest.

     (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, and the Code, and the similar laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

     (c) "Award" shall mean either an Option, an SAR, a Restricted Share Award, or a Performance Award, except that where it shall be appropriate to identify the specific type of Award, reference shall be made to the specific type of Award.

     (d) "Available Shares" shall mean, at each time of reference, the total number of Shares described in Section 3 with respect to which the Committee may grant an Award, all of which Available Shares shall be held in the Parent's treasury or shall be made available from authorized and unissued Shares.

     (e)  "Board"  shall mean the Board of Directors of the Parent.

     (f)   "Cause"   shall  mean the Optionee's willful misconduct  or  gross
negligence, as reasonably determined by the Committee in its sole discretion.

     (g)  "Change in Control"  shall mean:

          (i) a dissolution or liquidation, or sale of substantially all of the operating assets of the Company;

          (ii) a merger or consolidation (other than a merger effecting a re-incorporation of the Company in another state or any other merger or a consolidation in which the shareholders of the
                surviving   corporation  and  their  proportionate  interests
                therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) in which the Company is not the surviving corporation (or survives only as a subsidiary
                of   another  corporation  in  a  transaction  in  which  the
                shareholders  of  the  parent  of  the  Company   and   their
                proportionate   interests  therein  immediately   after   the
                transaction   are   not  substantially   identical   to   the
                shareholders of the Company and their proportionate interests therein immediately prior to the transaction; provided, however, that the Board of Directors may at any time prior to such a merger or consolidation provide by resolution that the foregoing provisions of this parenthetical shall not apply if
                a   majority  of  the  board  of  directors  of  such  parent
                immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the transaction; or

          (iii) an event where (i) any "person" (as such term is used in Sections 13(d) and 14(d))2) of the Securities Exchange Act of 1934, as amended) other than an employee stock ownership plan or the Company, becomes the beneficial owner (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, or (ii) the Board of Directors ceases to consist of a majority of Continuing Directors; provided that "Continuing Directors" shall mean a member of the Board of Directors who either
                (iii) is a member of the Board of Directors on the effective date of the Plan or (iv) is nominated or appointed to serve as a Director by a majority of the then Continuing Directors.

     (h) "Change in Control Price" shall mean the highest price per share paid in any transaction reported on the NYSE or such other exchange or market as is the principal trading market for the Common Stock, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control at any time during the 60 day period immediately preceding such occurrence, in each case as determined by the Committee except that, in the case of Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Holder exercises such Stock Appreciation Rights or, where applicable, the date on which a cash out occurs.

     (i) "Code" shall mean the Internal Revenue Code of 1986, as now or hereafter amended.

     (j) "Committee" shall mean the committee, if any, appointed by the Board pursuant to Section 17 hereof, and for convenience of reference, all references herein to administration shall be to the Committee, but shall be understood to refer to the Board if the Committee is not appointed at the time of reference.

     (k) "Common Stock" shall mean the common stock, par value $.25 per share, of the Parent.

     (l) "Company" shall mean the Parent, its Subsidiaries and Affiliates, except when it shall be appropriate to refer only to Hitox Corporation of America, then it shall be referred to as "Parent".

     (m) "Date of Grant" shall mean the date on which the Committee takes formal action to grant an Award, provided that it is followed, as soon as reasonably possible, by written notice to the Eligible Person receiving the Award.

     (n) "Date of Hire" shall mean the date on which an Eligible Person begins employment with the Company.

     (o)  "Director"  shall mean a member of the Board.

     (p) "Disability" shall mean Holder's present incapacity resulting from an injury or illness (either mental or physical) which, in the reasonable opinion of the Committee based on such medical evidence as it deems necessary, will result in death or can be expected to continue for a period of at least twelve (12) months and will prevent the Holder from performing the normal services required of the Holder by the Company, provided, however, that such disability did not result, in whole or in part:
(i) from chronic alcoholism; (ii) from addiction to narcotics; (ii) from a felonious undertaking; or (iv) from an intentional self-inflicted wound.

     (q)  "Effective Date"  shall mean February 21, 2000.

     (r) "Eligible Person" shall mean employees of the Company, and Outside Directors, in each case limited to those persons so described who the Committee determines have the capacity to substantially contribute to the success of the Company.

     (s) "Fair Market Value" per Share on the date of reference shall be such amount as the Committee, in its sole discretion, shall determine; provided, however, that where there is a public market for the Stock, the Fair Market Value per Share shall be determined as follows: (i) if Stock is listed or admitted for trading on any United States national securities exchange or included in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ/NMS") or the NASDAQ Small Cap Market, the means of the highest and lowest sales prices of the Stock on such exchange or system, on the date of reference, as reported by The Wall Street Journal, or (ii) if the securities are quoted on the National Association of Securities Dealers Automated Quotation System (but no NASDAQ/NMS or NASDAQ Small Cap Market) or similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations, of the Stock on such system on the date of reference, as reported in such system.

     (t) "Holder" shall mean, at each time of reference, each person with respect to whom an Award is in effect and provided further that to the extent provided under, and subject to the conditions of, the Award, it shall refer to the person who succeeds to the rights of the Holder upon the death of the Holder.

     (u) "Incentive Stock Option" shall mean an Option that is an incentive stock option as defined in Section 422 of the Code.

     (v) "Limited SAR" shall mean a limited stock appreciation right as defined in Section 20 hereof.

     (w) "Non-qualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

     (x) "Option" (when capitalized) shall mean any Incentive Stock Option and a Non-qualified Stock Option granted under this Plan, except that, where it shall be appropriate to identify a specific type of Option, reference shall be made to the specific type of Option; provided, further, without limitation, that a single Option may include both Incentive Stock Option and Non-qualified Stock Option provisions.

     (y) "Option Price" shall mean the price per Share which is required to be paid by the Holder in order to exercise his right to acquire the Share under the terms of the Option.

     (z) "Outside Director" means a member of the Board who is not an officer or employee of the Company.

     (aa) "Outside Director Option" means the automatic Option granted to an Outside Director under Section 13 below.

     (bb) "Parent" shall mean Hitox Corporation of America, a Delaware corporation.

     (cc)  "Performance  Award" shall  mean  the  Award  which   is   granted
contingent upon the attainment of the performance objectives during the Performance Period, all as described more fully in Section 12.

     (dd) "Performance Period" shall mean the period described in Section 12 with respect to which the performance objectives relate.

     (ee) "Plan" shall mean this 2000 Incentive Plan For Hitox Corporation of America.

     (ff)  "Plan Year"  shall mean  the Parent's fiscal year.

     (gg)   "Potential Change In Control"  shall mean the first to  occur  of
(i) approval by shareholders of an agreement by the Parent, the consummation of which would result in a Change in Control; or (ii) the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or any Company employee benefit plan of securities of the Company representing 5% or more of the combined voting power of the Parent's outstanding securities and the adoption by the Committee of a resolution to the effect that a Potential Change in Control has occurred for purposes of this Plan.

     (hh) "Restriction(s)" "Restricted" and similar shall mean the restrictions applicable to Available Shares subject to an Award which prohibit the "transfer" of such Available Shares, and which constitute "a substantial risk of forfeiture" of such Available Shares, as those terms are defined under Section 83(a)(1) of the Code.

     (ii) "Restricted Period" shall mean the period during which Restricted Shares shall be subject to Restrictions.

     (jj) "Restricted Shares" shall mean the Available Shares granted to an Eligible Person which are subject to Restrictions.

     (kk)   "Restricted  Share  Award"  shall mean the  Award  of  Restricted
Shares.

     (ll) "Restricted Share Distributions" shall mean any amounts, whether Shares, cash or other property (other than regular cash dividends) paid or distributed by the Parent with respect to Restricted Shares during a Restricted Period.

     (mm) "SAR" shall mean a stock appreciation right as defined in Section 20 hereof.

     (nn)  "Section 162(m) Maximum"  shall mean 100,000 Shares.

     (oo)  "Share(s)"  shall mean a share or shares of Common Stock.

     (pp) "Spread" shall mean the difference between the Option Price of the Share(s) and the Fair Market Value of such Share(s), on the date of reference.

     (qq) "Subsidiary" shall mean any corporation (other than the Parent) in any unbroken chain of corporations beginning with the Parent if, at the time of the granting of the Award, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such unbroken chain.

     (rr) "Separation" shall mean the date on which Holder ceases to have an employment relationship with the Company for any reason, including death or disability; provided, however, a Separation will not be considered to have occurred while an Employee is on sick leave, military leave, or any other leave of absence approved by the Employer, if the period of such leave does not exceed 180 days, or, if longer, so long as the Employee's right to reemployment with the Employer is guaranteed either by statute or by contract; and (y) with respect to an Outside Director the date such Optionee ceases to be a member of such Board

     (ss)  "1933 Act"  shall mean the Securities Act of 1933, as amended.

     (tt) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     (uu)   "Vested"   shall  mean, in reference to  Shares,  the  number  of
Shares, which have Vested in accordance with the express terms of the Award.

     3.  Available Shares

     (a) As of the Effective Date, 750,000 Shares shall automatically, and without further action, become Available Shares. To the extent any Award shall terminate, expire or be canceled, or the Award shall be paid in cash, the Available Shares subject to such Award (or with respect to which the Award is measured), shall remain Available Shares.

     (b) Notwithstanding any provision hereafter the contrary, no person whose compensation may be subject to the limitations on deductibility under
Section 162(m) of the Code shall be eligible to receive Awards pursuant to this Plan in any Plan Year which relate to Shares which exceed the Section 162(m) Maximum.

     4.  Conditions for Grant of Awards

     (a) Without limiting the generality of the provisions hereof which deal specifically with each form of Award, Awards shall only be granted to such one or more Eligible Persons as shall be selected by the Committee.

     (b) In granting Awards, the Committee shall take into consideration the contribution the Eligible Person has made or may be reasonably expected to make to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting Awards under the Plan prescribe such other terms and conditions concerning such Awards as it deems appropriate, including, without limitation, relating an Award to achievement of specific goals established by the Committee or to the continued employment of the Eligible Person for a specified period of time, provided that such terms and conditions are not inconsistent with the provisions of this Plan.

     (c) Incentive Stock Options may be granted only to Employees, and all other Awards may be granted to either Employees, or Outside Directors.

     (d) The Plan shall not confer upon any Holder any right with respect to continuation of employment by the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment, or Directorship, at any time.

     (e) The Awards granted to Eligible Persons shall be in addition to regular salaries, pension, life insurance or other benefits related to their service to the Company. Neither the Plan nor any Award granted under the Plan shall confer upon any person any right to continuance of employment by the Company; and provided, further, that nothing herein shall be deemed to limit the ability of the Company to enter into any other compensation arrangements with any Eligible Person.

     (f) The Committee shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purposes of this Plan or any Award.

     (g) Notwithstanding any provision hereof to the contrary, each Award which in whole or in part involves the issuance of Available Shares may provide for the issuance of such Available Shares for consideration consisting of such consideration as the Committee may determine, including (without limitation) as compensation for past services rendered.

     5.  Grant of Options

     (a) The Committee may grant Options to Optionees from time to time alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash Awards made outside of the Plan, to purchase some or all of the Available Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-qualified Stock Option, shall be evidenced by a written agreement that shall contain such provisions as shall be selected by the Committee, which incorporate the terms of this Plan by reference, and which clearly shall state whether it is (in whole or in part) an Incentive Stock Option or a Non-qualified Stock Option.

     (b) Non-qualified Stock Options may be granted hereunder and shall contain such terms and provisions as shall be determined by the Committee, except that each such Non-qualified Stock Option (i) must be clearly designated as a Non-qualified Stock Option; (ii) may be granted for Available Shares which become exercisable in excess of the limits contained in Section 5(c); and (iii) shall not be subject to Section 6(c) hereof. If both Incentive Stock Options and Non-qualified Stock Options are granted to an
Optionee, the right to exercise, to the full extent thereof, Options of either type shall not be contingent in whole or in part upon the exercise of, or failure to exercise, Options of the other type.

     (c) The aggregate Fair Market Value (determined as of the Date of Grant) of the Available Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company (as defined in Section 424 of the Code) shall not exceed $100,000.

     (d) An Award shall not be transferable by the Holder without the prior written consent of the Committee other than transfers by will or by the laws of descent and distribution. All Options shall be exercisable, during the Holder's lifetime, only by the Holder.

     (e) If the Option agreement so provides at Date of Grant or (except in the case of an Incentive Stock Option) is amended after Date of Grant and prior to exercise to so provide (with the Holder's consent), the Committee may require that all or part of the Shares to be issued with respect to the Spread take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock determined without regard to the transferability and forfeiture restrictions involved.

     (f) Without limitation, the Committee may condition the exercise of any Option upon the attainment of specified performance goals or other factors (other than, or in addition to, continued employment) as the Committee may determine. Unless specifically provided to the contrary in such Option agreement, unless it has expired earlier, any such performance based Option shall vest twelve (12) months prior to the date on which it otherwise would expire solely from the passage of time if the conditions to exercise have not theretofore been satisfied.

     (g) If an Optionee delivers Shares already owned by him or her in full or partial payment of the Option Price, the Committee may authorize the automatic grant of a new option (a "Reload Option") for that number of Shares as shall equal the number of already owned Shares surrendered in payment of the Option Price. The grant of a Reload Option will become effective upon the exercise of underlying Option. The Option Price of the Reload Option shall be the Fair Market Value of a Share on the Date of Grant of the Reload Option. Each Reload Option shall be exercisable no earlier than six (6) months from the date of its Date of Grant and no later than the time when the underlying Option being exercised could be last exercised. The Committee may also specify additional terms, conditions and restrictions for the Reload Option and the Shares to be acquired upon the exercise thereof.

     6.  Option Price

     (a) The Option Price shall be any price determined by the Committee which is not less than the par value of Common Stock; provided, however, that in the case of an Incentive Stock Option, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value per Share (as reasonably determined in the sole discretion of the Committee) on the Date of Grant.

     (b) The Option Price shall be paid solely in cash, by certified or cashier's check, by wire transfer, by money order. Notwithstanding the forgoing, if expressly provided in the Option, the Option Price may be paid with Shares owned by the Optionee for at least 6 months prior to the exercise date, and the value of the Common Stock surrendered shall its Fair Market Value on the date surrendered.

     (c) Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly (or indirectly through attribution under Section 424(d) of the Code) at the Date of Grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (as defined in Section 424 of the Code) at the Date of Grant, unless the Option Price of such Incentive Stock Option is at least 110% of the Fair Market Value on the Date of Grant of the Available Shares subject to such Incentive Stock Option, and the period during which the Incentive Stock Option may be exercised does not exceed five
(5) years from the Date of Grant.

     7.  Exercise of Options

     An Option shall be deemed exercised when (i) the Committee has received written notice of such exercise in accordance with the terms of the Option, and (ii) full payment of the aggregate Option Price of the Available Shares as to which the Option is exercised has been made. Separate stock certificates shall be issued by the Parent for any Available Shares acquired as a result of exercising an Incentive Stock Option and a Non-qualified Stock Option.

     8.  Exercisability of Options

     (a) Each Option shall become exercisable in whole or in part and cumulatively, and shall expire, according to the terms of the Option to the extent not inconsistent with the express provisions of this Plan; and provided, further, and without limitation, that in the case of the grant of an Option to an officer (as that term is used in Rule 16a-1 promulgated under the 1934 Act) or any similar rule which may subsequently be in effect, the Committee may provide that no Available Shares acquired on the exercise of such Option shall be transferable during such 6 month period following the Date of Grant.

     (b) The Committee, in its sole discretion, may accelerate the date on which all or any portion of an otherwise unexercisable Option may be exercised or a restriction on shares subject to an Award will lapse.

     9.  Termination of Option Period and Award

     Options shall terminate in accordance with their terms, provided, however that an Option may incorporate some or all of the following termination provisions by reference, in which case the unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

          (i) the 30th day following Optionee's Separation for any reason except Death, Disability or Cause; or

         (ii)  immediately upon Separation for Cause; or

        (iii) on the 180th day following a Separation by reason of death or Disability; or

         (iv)  the tenth (10th) anniversary of the Date of Grant.

     (b) Notwithstanding any provision hereof to the contrary, in the event of a Change in Control, or a Potential Change in Control, the Committee may, by giving written notice ("Cancellation Notice"), cancel, effective upon the date of the consummation of such corporate transaction, all or any Vested portion of any one or more Option(s) which remain(s) unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior to the proposed date of such cancellation, and may be given either before or after shareholder approval of such corporate transaction.

     (c) Each Award (other than an Option) shall be evidenced by an agreement that may contain any provisions regarding its termination as shall be selected by the Committee; provided, however, that in each case, unless expressly provided to the contrary in such Award, the Restricted portion of an Award shall automatically and without notice be canceled and permanently forfeited on the Holder's date of Separation for any reason other than death or Disability.


     10.  Acceleration

     (a) In the event of either a Change in Control, or a Potential Change in Control, unless otherwise expressly provided in the Option, (i) all Awards, other than Performance Awards, shall become fully exercisable, nonforfeitable, or the Restricted Period shall terminate, as the case may be (hereafter, in this Section 10, such Award shall be "accelerated") and (ii) the value of all outstanding Non-qualified Stock Options, Stock Appreciation Rights, Restricted Stock, and Outside Director Options shall be cashed out on the basis of the Change in Control Price, effective as the date of the Change in Control, or on such other date as the Committee may determine prior to the Change in Control.

     (b) Notwithstanding any provisions hereof to the contrary, if an Award is accelerated under Section 10(a), the portion of the Award which is accelerated is limited to that portion which can be accelerated without causing the Holder to have an "excess parachute payment" as determined under

Section 280G of the Code, determined by taking into account all of the Holder's "parachute payments" determined under Section 280G of the Code, all as reasonably determined by the Committee.

     11.  Restricted Share Awards

     (a) The Committee may grant Awards of Restricted Shares to any Eligible Person, for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified in the grant. The terms and conditions of Restricted Shares shall be specified by the grant. The Committee, in its sole discretion, shall determine what rights, if any, the person to whom an Award of Restricted Shares is made shall have in the Restricted Shares during the Restriction
Period and the Restrictions applicable to the particular Award, including whether the holder of the Restricted Shares shall have the right to vote the Shares and receive all dividends and other distributions applicable to the Shares. The Committee shall determine when the Restrictions shall lapse or expire and the conditions, if any, under which the Restricted Shares will be forfeited or sold back to the Company. The Committee, in its discretion, may prospectively change the Restriction Period and the Restrictions applicable to any particular Award of Restricted Shares. Restricted Shares may not be disposed of by the recipient until the Restrictions specified in the Award expire.

     (b) The Restrictions on Restricted Shares shall lapse in whole, or in installments, over whatever Restricted Period shall be selected by the Committee; provided, however, that a complete lapse of Restrictions always shall occur on or before the 9th anniversary of the Date of Grant.

     (c) Without limitations, the Committee may accelerate the date on which Restrictions lapse with respect to any Restricted Shares.

     (d) During the Restricted Period, the certificates representing the Restricted Shares, and any Restricted Share Distributions, shall be registered in the Holder's name and bear a restrictive legend disclosing the Restrictions, the existence of the Plan, and the existence of the applicable agreement granting such Restricted Share Award. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit the transfer to the Company of all or any portion of the Restricted Shares, and any assets constituting Restricted Share Distributions, which shall be forfeited in accordance with the applicable agreement granting such
Restricted Share Award. Restricted Shares shall constitute issued and outstanding Common Stock for all corporate purposes and the Holder shall have all rights, powers and privileges of a Holder of unrestricted Shares except that the Holder will not be entitled to delivery of the stock certificates until all Restrictions shall have terminated, and the Company will retain custody of all related Restricted Share Distributions (which will be subject to the same Restrictions, terms, and conditions as the related Restricted Shares) until the conclusion of the Restricted Period with respect to the related Restricted Shares; and provided, further, that any Restricted Share Distributions shall not bear interest or be segregated into a separate account but shall remain a general asset of the Company, subject to the claims of the Company's creditors, until the conclusion of the applicable Restricted Period; and provided, finally, that any material breach of any terms of the agreement granting the Restricted Share Award, as reasonably determined by the Committee will cause a forfeiture of both Restricted Shares and Restricted Share Distributions.

     12.  Performance Awards

     (a) The Committee may grant Performance Awards, which may in the sole discretion of the Committee represent a Share or be related to the increase in value of a Share, or be contingent on the Company's achievement of the specified performance measures during the Performance Period, including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Restricted Share Awards or Options valued by reference to earnings per Share or Subsidiary performance, may be granted either alone, in addition to, or in tandem with, other Awards and cash awards made outside of the Plan. The Committee shall establish the performance measures for each Performance Period, and such performance measures, and the duration of any Performance Period, may differ with respect to each Eligible Person who receives a Performance Award, or with respect to separate Performance Awards issued to the same Eligible Person. The performance measures, the medium of payment, the Performance Period(s) and any other conditions to the Company's obligation to pay such Performance Award in full or in part, shall be set forth in the written agreement evidencing each Performance Award.

     (b) Unless otherwise expressly provided in the agreement evidencing the Performance Award, the Holder of the Performance Award must remain employed by the Company until the end of the Performance Period in order to be entitled to any payment under such Performance Award; provided, however, that the Committee expressly may provide in the agreement granting such Performance Award that such Holder may become entitled to a specified portion of the amount earned under such Performance Award based on one or more specified period(s) of time between the Date of Grant of such Performance Award and such Holder's Separation prior to the end of the Performance Period.

     (c) The following provisions shall apply to any Performance Awards made under this Plan to any person who has been designated by the Board of Directors as an Executive Officer of the Company:

          (i) the performance criteria upon which vesting of the Award is contingent shall be such objective performance goals as the Committee shall establish in writing prior to the expiration of 90 days after the commencement of the Performance Period to which the performance goal or goals relate and while the outcome is substantially uncertain, and shall be based on total shareholder return, total shareholder return compared to a group of peer companies specified by the Committee, earnings per share, or operating income before federal income taxes; and

          (ii) the maximum number of Shares that may be awarded to any Executive Officer with respect to all Performance Periods beginning in a calendar year shall not exceed the Section 162(m) Maximum; provided, however, to the extent expressly provided in the written evidence of the Award, that the Committee may retain the discretion to reduce an Award during or at the conclusion of the Performance Period; and

          (iii) if the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company's business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the Performance Period.

     13.  Automatic Options Granted to Outside Directors

     (a) The provisions of this Section 13 shall apply only to the Outside Director Options granted to Outside Directors in accordance with this Section
13. The Committee shall have no authority to determine the timing of or the terms or conditions of any Outside Director Option under this Section 13.

     (b) On the day after the date of each Annual Meeting, beginning with the Annual Meeting for 2000, unless this Plan has been previously terminated, each Outside Director who will continue as a Director following such meeting will receive a Non-qualified Stock Option to purchase 2,500 Shares at an Option Price equal to the Fair Market Value of a Share on such Date of Grant. In addition, in the case of an Outside Director who becomes a Director on a date other than the Annual Meeting, such Outside Director shall receive a Non-qualified Stock Option on the number of Shares equal to the product of (x) 2,500 and (y) a fraction whose numerator is the number of full calendar quarters remaining until the calendar quarter following the calendar quarter in which the next annual meeting will occur, and (y) whose denominator is 4.

     (c) All Outside Director Options granted under this Section 13 shall be fully Vested on the Date of Grant.

     (d) Each Outside Director Option granted under this Section 13 shall expire, if unexercised, in accordance with the provisions of Section 13.

     (e)  The Option Price of each Outside Director Option granted under this
Section 13 may be paid in cash, or in Common Stock (including with Shares subject to such Option).

     14. Adjustment of Available Shares

     (a) If at any time while the Plan is in effect or Awards with respect to Available Shares are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

          (i) appropriate adjustment shall be made in the maximum number of Available Shares which may be granted under Section 3, and equitably in the Available Shares which are then subject to each Award, so that the same proportion of the Parent's issued and outstanding Common Stock shall continue to be subject to grant under Section 3, and to such Award, and

          (ii) in addition, and without limitation, in the case of each Award (including, without limitation, Options) which requires the payment of consideration by the Holder in order to acquire Shares, an appropriate equitable adjustment shall be made in the consideration (including, without limitation the Option Price) required to be paid to acquire the each Share, so that (i) the aggregate consideration to acquire all of the Shares subject to the Award remains the same and, (ii) so far as possible, (and without disqualifying an Incentive Stock Option) the relative cost of acquiring each Share subject to such Award remains the same.

All such determinations shall be made by the Board in its sole discretion.

     (b) The Committee may change the terms of Options outstanding under this Plan, with respect to the Option Price or the number of Available Shares subject to the Options, or both, when, in the Committee's judgment, such adjustments become appropriate by reason of a corporate transaction (as defined in Treasury Regulation 1.425-1(a)(1)(ii)); provided, however, that if by reason of such corporate transaction an Incentive Stock Option is assumed or a new option is substituted therefore, the Committee may only change the terms of such Incentive Stock Option such that (i) the excess of the aggregate Fair Market Value of the Shares subject to option immediately after the substitution or assumption, over the aggregate option price of such Shares, is not more than the excess of the aggregate Fair Market Value of all Available Shares subject to the Option immediately before such substitution or assumption over the aggregate Option Price of such Available Shares, and
(ii) the new option, or the assumption of the old Incentive Stock Option does not give the Optionee additional benefits which he did not have under the old Incentive Stock Option.

     (c) Except as otherwise expressly provided herein, the issuance by the Parent of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale for adequate consideration, or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Parent convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to Available Shares subject to Awards granted under the Plan.

     (d) Without limiting the generality of the foregoing, the existence of outstanding Awards with respect to Available Shares granted under the Plan shall not affect in any manner the right or power of the Parent to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Parent's capital structure or its business; (2) any merger or consolidation of the Parent; (3) any issue by the Parent of debt securities, or preferred or preference stock which would rank above the Available Shares subject to outstanding Awards; (4) the dissolution or liquidation of the Parent; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

     15. Transferability of Awards Each Award shall provide that such Award shall not be transferable by the Holder otherwise than by will or the laws of descent and distribution.

     16. Issuance of Shares No Holder or other person shall be, or have any of the rights or privileges of, the owner of Shares subject to an Award unless and until all Restrictions (if any) shall have lapsed and certificates representing such Common Stock shall have been issued and delivered to such Holder or other person. As a condition of any issuance of Common Stock, the Committee may obtain such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation or shareholder agreement including, but not limited to, the following:

     (i) a representation, warranty or agreement by the Holder to the Parent, at the time any Shares are transferred, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

     (ii) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

     Share certificates issued to the Holder receiving such Shares who are parties to any shareholders agreement or any similar agreement shall bear the legends contained in such agreements. Notwithstanding any provision hereof to the contrary, no Shares shall be required to be issued with respect to an Award unless counsel for the Parent shall be reasonably satisfied that such issuance will be in compliance with applicable Federal or state securities laws.

     As a condition of any issuance of Shares, the Committee may obtain such agreements or undertakings, if any, as the Committee may deem necessary or advisable to insure that the Optionee is bound with respect to any restrictions that may be contained in any stock ownership agreement being used by the Company at the time of exercise or with respect to any restrictions imposed upon shareholders by underwriters in connection with an initial public offering; and, further, that if the Shares are offered for sale to a person other than the Company prior to an initial public offering, such Shares will be offered for sale to the Company on comparable terms, which agreement may take the form of a right of first refusal containing such terms as shall be determined in the sole discretion of the Committee, including, without limitation, the purchaser's agreement to remain bound by the terms of any applicable stock ownership agreement.

     Notwithstanding any provision hereof to the contrary, no Shares shall be required to be issued with respect to the exercise of an Option unless counsel for the Company shall be reasonably satisfied that such issuance will be in compliance with applicable Federal or state securities laws.

     17.  Administration of the Plan

     (a) The Plan shall be administered by the Committee and, except for the powers reserved to the Board in Section 24 hereof, the Committee shall have all of the administrative powers under Plan. The initial Committee shall be the Compensation Committee of the Board.

     (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan and, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to an officer of the Parent. The determinations under, and the interpretations of, any provision of the Plan or an Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

     (c) Any and all determinations and interpretations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting duly called, with at least 3 days prior notice and a general explanation of the subject matter given to each member, or (ii) without a meeting, by the written approval of all members of the Committee.

     (d) No member of the Committee shall be liable for any action taken or omitted to be taken by him or by any other member of the Committee with respect to the Plan, and to the extent of liabilities not otherwise insured under a policy purchased by the Company, the Company does hereby indemnify and agree to defend and save harmless any member of the Committee with respect to any liabilities asserted or incurred in connection with the exercise and performance of their powers and duties hereunder, unless such liabilities are judicially determined to have arisen out of such member's gross negligence, fraud or bad faith. Such indemnification shall include attorney's fees and all other costs and expenses reasonably incurred in defense of any action arising from such act of commission or omission. Nothing herein shall be deemed to limit the Company's ability to insure itself with respect to its obligations hereunder.

     (e) In particular, and without limitation, the Committee shall have the authority, consistent with the terms of the Plan:

          (i) to select the officers, key employees and Outside Directors of the Company to whom Awards may from time to time be granted hereunder;

          (ii) to determine whether and to what extent Awards are to be granted hereunder to one or more eligible persons;

          (iii) to determine the number of Shares to be covered by each such Award granted hereunder;

          (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the Agreed Value and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions, based in each case on such factors as the Committee shall determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by the Plan;

          (v) to determine whether and under what circumstances an Option may be settled in cash or Restricted Shares instead of Shares;

          (vi) to determine whether, to what extent, and under what circumstances Awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other Awards under the Plan and/or cash awards made outside of the Plan;

          (viii) to determine whether to require payment of tax withholding requirements in Shares.

     (f) The Committee shall have the authority to adopt, alter, and repeal such rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; to conclusively interpret any and all of the terms and provisions of the Plan and any and all Awards issued under the Plan (and any agreements relating thereto), which decisions shall not be subject to review. Without limitation, all questions of interpretation and application of the Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.

     18. Government Regulations This Plan, the Awards and the obligations of the Company to sell and deliver Shares, shall be subject to all Applicable Laws, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     19. Tax Withholding On or immediately prior to the date on which a payment is made to Holder hereunder or, if earlier, the date on which an amount is required to be included in the income of the Holder as a result of an Award, the Holder shall be required to pay to the Company, in cash or in

Shares (including, but not limited to, the reservation to the Company of the requisite number of Available Shares otherwise payable to such Holder with respect to such Award), but in Shares only if expressly provided in the Award, or upon approval by the Committee, the amount which the Company reasonably determines to be necessary in order for the Company to comply with applicable federal or state tax withholding requirements, and the collection of employment taxes, if applicable; provided, further, without limitations, that the Committee may require that such payment be made in cash.

     20.  Stock Appreciation Rights and Limited Stock Appreciation Rights

     (a) The Committee shall have authority to grant a SAR, or to grant a Limited SAR with respect to all or some of the Available Shares covered by any Option ("Related Option"), or with respect to, or as some or all of, a Performance Award ("Related Performance Award"). A SAR or Limited SAR granted with respect to an Incentive Stock Option must be granted on the Date of Grant of such related Option. A SAR or Limited SAR granted with respect to a Related Non-qualified Stock Option or a Performance Award, may be granted on or after the Date of Grant of such Related Option or Related Performance Award.

     (b) For the purposes of this Section 20, the following definitions shall apply:

               (i) The term "Offer" shall mean any tender offer or exchange offer for thirty percent (30%) or more of the outstanding Common Stock of the Parent, other than one made by the Parent; provided that the corporation, person or other entity making the Offer acquires Common Stock pursuant to such Offer.

               (ii) The term "Offer Price Per Share" shall mean the highest price per Share paid in any Offer which is in effect at any time during the period beginning on the sixtieth (60th) day prior to the date on which a Limited SAR is exercised and ending on the date on which the Limited SAR is exercised. Any securities or properties which are a part or all of the consideration paid or to be paid for Common Stock in the Offer shall be valued in determining the Offer Price Per Share at the higher of (1) the valuation placed on such securities or properties by the person making such Offer, or (2)
          the valuation placed on such securities or properties by the Committee.

               (iii) The term "Limited SAR" shall mean a right granted under this Plan with respect to a Related Option or Related Performance Award, that shall entitle the Holder to an amount in cash equal to the Offer Spread in the event an Offer is made.

               (iv) The term "Offer Spread" shall mean, with respect to each Limited SAR, an amount equal to the product of (1) the excess of
          (A) the Offer Price Per Share immediately preceding the date of exercise over (B) (x) if the Limited SAR is granted in tandem with an Option, then the Option Price per Share of the Related Option, or (y) if the Limited SAR is issued with respect to a Performance Award, the Agreed Price under the Related Performance Award, multiplied by (2) the number of Available Shares with respect to which such Limited SAR is being exercised; provided, however that with respect to any Limited SAR granted in tandem with an Incentive Stock Option, in no event shall the Offer Spread exceed the amount permitted to be treated as the Offer Spread under applicable Treasury Regulations or other legal authority without disqualifying the Option as an Incentive Stock Option.

               (v) The term "SAR" shall mean a right granted under this Plan, including, without limitation, a right granted in tandem with an Award, that shall entitle the Holder thereof to an amount in cash equal to the Spread.

               (vi) The term "SAR Spread" shall mean with respect to each SAR an amount equal to the product of (1) the excess of (A) the Fair Market Value per Share on the date of exercise over (B) (x) if the SAR is granted in tandem with an Option, then the Option Price per Share of the Related Option, (y) if the SAR is granted in tandem with a Performance Award, the Agreed Price under the Related Performance Award, or (z) if the SAR is granted by itself with respect to a designated number of Available Shares, then whichever of the FMV of the Available Shares on the Date of Grant, or the Agreed Price, shall be designated in the SAR agreement, in each case multiplied by (2) the number of Available Shares with respect to which such SAR is being exercised; provided, however, that with respect to any SAR granted in tandem with an Incentive Stock
          Option, in no event shall the SAR Spread exceed the amount permitted to be treated as the SAR Spread under applicable Treasury Regulations or other legal authority without disqualifying the Option as an Incentive Stock Option.

     (c)  To exercise the SAR or Limited SAR, the Holder shall:

               (i) Give written notice thereof to the Company, specifying the SAR or Limited SAR being exercised and the number or Available Shares with respect to which such SAR or Limited SAR is being exercised, and

               (ii) If requested by the Company, deliver within a reasonable time the agreement evidencing the SAR or Limited SAR being exercised, and the Related Option agreement, or Related Performance Award agreement, to the Secretary of the Company who shall endorse or cause to be endorsed thereon a notation of such exercise and return all agreements to the Holder.

     (d) As soon as practicable after the exercise of a SAR or Limited SAR, the Company shall pay to the Holder (i) cash, (ii) at the request of the Holder and the approval of the Committee, or in accordance with the terms of the Award, Shares, or (iii) a combination of cash and Shares, having a Fair Market Value equal to either the SAR Spread, or to the Offer Spread, as the case may be; provided, however, that the Company may, in its sole discretion, withhold from such payment any amount necessary to satisfy the Company's obligation for federal and state withholding taxes with respect to such exercise.

     (e) A SAR or Limited SAR may be exercised only if and to the extent that it is permitted under the terms of the Award which, in the case of a Related Option, shall be only when such Related Option is eligible to be exercised; provided, however, a Limited SAR may be exercised only during the period beginning on the first day following the date of expiration of the Offer and ending on the thirtieth (30th) day following such date.

     (f) Upon the exercise or termination of a Related Option, or the payment or termination of a Related Performance Award, the SAR or Limited SAR with respect to such Related Option or Related Performance Award likewise shall terminate.

     (g) A SAR or Limited SAR shall be transferable only to the extent, if any, that the Related Award is transferable, and under the same conditions.

     (h) A SAR or Limited SAR granted with respect to an Incentive Stock Option may be exercised only when the Fair Market Value of the Available Shares exceeds the Option Price.

     (i) Each SAR or Limited SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a written agreement.

     (j) The Holder shall have no rights as a stockholder with respect to the related Available Shares as a result of the grant of a SAR or Limited SAR.

     (k) With respect to a Holder who, on the date of a proposed exercise of a SAR or Limited SAR, is an officer (as that term is used in Rule 16a-1 promulgated under the 1934 Act or any similar rule which may subsequently be in effect), and who would receive cash in whole or in part upon the proposed exercise of his SAR, or Limited SAR such proposed exercise may only occur as permitted by Rule 16b-3, including without limitation paragraph (e)(3)(iii) (or any similar rule which may subsequently be in effect promulgated pursuant to Section 16(b) of the 1934 Act) which, at the date of adopting this Plan, among other things, permits exercise during a period beginning on the third
(3rd) business day following the Parent's public release of quarterly or annual summary statements of sales and earnings and ending on the twelfth
(12th) business day following such public release.

     21.  Dividend Equivalent Rights.

     The Committee may grant a Dividend Equivalent Right to any Eligible Person, either as a component of another Award or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional dividend equivalents), and any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

     22.  Section 83(b) Election

     If as a result of receiving an Award, a Holder receives Restricted Shares subject to a "substantial risk of forfeiture", then such Holder may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Restricted Shares are transferred to him, the excess of the Fair Market Value (determined without regard to any Restriction other than one which by its terms will never lapse), of such Restricted Shares at the Date of Grant, over the amount paid for the Restricted Shares. If the Holder makes the Section 83(b) election described above, the Holder shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Committee with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such federal and state income withholding as the Committee may reasonably require in its sole and absolute discretion.

     23.  Interpretation

     (a) If any provision of the Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

     (b) THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

     (c) Headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Plan.

     (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

     24.  Amendment and Discontinuation of the Plan.

     The Board, or the Committee (subject to the prior written authorization of the Board), may from time to time amend the Plan or any Award; provided, however, that [except to the extent provided in Section 9(b) and 14(b) hereof] no such amendment may, without approval by the shareholders of the Parent, (a) increase the number of Available Shares or change the class of Eligible Persons, (b) permit the granting of Awards which expire beyond the maximum 10-year period described in Section 9(a)(iv), (c) increase the Section162(m) Maximum; (d) amend Section13 so as to materially increase the Outside Director Options; or (e) make any change for which applicable law or regulatory authority (including the regulatory authority of the NYSE or any other market or exchange on which the Common Stock is traded) would require shareholder approval or for which shareholder approval would be required to secure all deductibility of compensation received under the Plan under
Section 162(m) of the Code and provided, further, that no amendment or suspension of the Plan or any Award issued hereunder shall, except as specifically permitted in this Plan or under the terms of such Award, substantially impair any Award previously granted to any Holder without the consent of such Holder.

     Solely for purposes of computing the Section 162(m) Maximum, if any Award(s) previously granted is canceled and new Award(s) having a lower Option Price or other more favorable terms (as generally defined in applicable Treasury Regulations) for the Holder are substituted in their place, both the initial Award(s) and the replacement Award(s) will be deemed to be outstanding (although the canceled Award(s) will not be exercisable or deemed outstanding for any other purposes).

     25.  Effective Date and Termination Date

     The Plan shall be effective as of its Effective Date, and shall terminate on the tenth anniversary of such Effective Date.


                        HITOX CORPORATION OF AMERICA

                        HITOX CORPORATION OF AMERICA
                     SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of HITOX CORPORATION OF AMERICA, hereby constitutes and appoints BERNARD A. PAULSON and RICHARD L.BOWERS or either of them, the true and lawful attorney-in-fact for the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, the common stock held of record by the undersigned on March 24, 2000, at the Annual Meeting of Stockholders of the Company to be held in the Marina View Room at the Omni Marina Hotel, Corpus Christi, Texas, at 9:00 a.m. local time, May 5, 2000 and at any adjournment(s) thereof in the transaction of the following business:

  1. To elect 6 directors to hold office until the next annual election of directors or until their respective successors have been duly elected and shall have qualified.

             FOR  ______                     WITHHOLD AUTHORITY  ______
     (all nominees listed below             (all nominees listed below)

   RICHARD L. BOWERS            W. CRAIG EPPERSON      SI BOON LIM
   CHRISTOPHER J. McGOUGAN      THOMAS W. PAUKEN       BERNARD A. PAULSON

INSTRUCTIONS TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE NOMINEES, STRIKE THROUGH THE APPLICABLE NOMINEE(S) NAME.

  2. The proposal to ratify the appointment by the Board of Directors of Ernst & Young as the independent public accountants of the Company for 2000.

        FOR  ______             AGAINST  ______            ABSTAIN  ______

  3. To approve an amendment to the Company's Certificate of Incorporation to change the name of the Company to Tor Minerals International, Inc.

        FOR  ______             AGAINST  ______            ABSTAIN  ______

  4. To approve the adoption of the 2000 Incentive Plan for Hitox Corporation of America.

        FOR  ______             AGAINST  ______            ABSTAIN  ______

  5. In their discretion, the above named persons are authorized to vote upon such other business as may come before the annual meeting or any adjournment(s) thereof.

             FOR  ______                     WITHHOLD AUTHORITY  ______

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

     Please sign exactly as name appears on your stock certificate(s). When shares are held by joint tenants or tenants in common, both should sign below. When signing as attorney, executor, administrator, receiver, trustee or guardian, please so specify below. When signing as a corporation, please sign in full corporate name and have signed by the president or other duly authorized officer(s). If a partnership, please have signed in the partnership name by the authorized person(s).

                        Dated _________________, 2000

                        _____________________________
                                 (Signature)

                        _____________________________
                         (Signature if held jointly)

PLEASE MARK, SIGN, DATE, AND RETURN THIS
PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.